EXHIBIT 99


                               Date:     April 20, 2006
                               Refer to: (317) 276-5795 - Terra Fox, Lilly
                                         (425) 415-2207 - Lacy Fitzpatrick, ICOS

            Lilly ICOS LLC Reports Results for First Quarter of 2006
     - Cialis Attains Leading ED Market Share Position in Eleven Countries -
- 2006 First Quarter Net Income Soars to $65.0 Million, Compared to Net Loss of
                     $41.7 Million in Prior Year Quarter -

BOTHELL, Wash. and INDIANAPOLIS, Ind. - April 20, 2006 - Lilly ICOS LLC (Lilly
ICOS) (NYSE: LLY and Nasdaq: ICOS) is releasing its financial results for the 2006 first quarter, ended March 31. Worldwide sales of Cialis(R) (tadalafil) in the first quarter of 2006 totaled $222.7 million, an increase of 48% compared to $150.1 million in the first quarter of 2005.

Cialis Net Sales:
-----------------
(in millions)
                                                  Three Months Ended
                                                       March 31,
                                           ---------------------------------
                                                 2006            2005
                                           --------------- -----------------
Lilly ICOS Territories:

     United States                                 $  82.5           $  42.7

     Europe(1)                                        67.6              56.3

     Canada and Mexico                                17.2              12.2
                                           --------------- -----------------
        Total Lilly ICOS                             167.3             111.2

Lilly Territories                                     55.4              38.9
                                           --------------- -----------------
        Worldwide Total                             $222.7            $150.1
                                           =============== =================

In February 2006, Cialis had achieved market share leadership in eleven countries, including France, Portugal, Saudi Arabia, South Africa and Venezuela. In France, Cialis has been the market leader for 14 consecutive months and held a 51% share for February 2006.(2)

"We are proud of the market share leadership Cialis has achieved," stated Gaetano Crupi, Cialis Global Brand Development Leader for Lilly. "This time last year, Cialis was the share leader in just five countries. As 2006 unfolds, we



-------------------------
(1) Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Luxembourg, Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom.
(2) IMS Health, IMS MIDAS (based on PDE5 inhibitor tablets from wholesalers to pharmacies) February 2006.


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expect Cialis to emerge as the category leader in additional markets as share gains continue and overall sales continue to grow."

Lilly ICOS is evaluating the use of tadalafil, the active ingredient in Cialis, for its potential use in a number of medical indications in addition to erectile dysfunction.

Paul Clark, ICOS Chairman and CEO, added, "At this time, we are finalizing the design of a Phase 2b clinical study to evaluate several doses of tadalafil for symptoms of benign prostatic hyperplasia. Patient enrollment in a multi-national Phase 3 study in pulmonary arterial hypertension continues. And, in the second half of 2006, we expect to announce the results of the Phase 2 proof of concept study in hypertension. We are excited that tadalafil might benefit patients in additional indications."

2006 First Quarter Financial Results
------------------------------------

For the three months ended March 31, 2006, Lilly ICOS reported net income of $65.0 million, compared to a net loss of $41.7 million for the three months ended March 31, 2005, primarily due to the $72.6 million increase in worldwide sales of Cialis and a $50.5 million reduction in selling, general and administrative expenses.

Total Lilly ICOS revenue for the 2006 first quarter was $178.4 million, compared to $119.0 million for the first quarter of 2005. Lilly ICOS revenue for the 2006 period included $11.1 million in royalties on sales reported by Lilly, compared to $7.8 million in royalty revenue for the first quarter of 2005. The increase in net sales of Cialis in the U.S. includes the impact of an estimated $27 million aggregate reduction in U.S. wholesaler inventories of Cialis in the 2005 first quarter.

Cost of sales, including royalties payable equal to 5% of net product sales, was 8.0% of net product sales in the 2006 first quarter, compared to 8.8% in the 2005 first quarter. The percentage decrease was primarily due to price increases since the beginning of 2005.

The $50.5 million decrease in selling, general and administrative expenses, in 2006 compared to 2005, was primarily due to refinements to our U.S. sales force configuration and lower direct to consumer marketing expenditures in the 2006 first quarter.


About Lilly ICOS LLC
--------------------

Lilly ICOS LLC, a joint venture equally owned by ICOS Corporation and Eli Lilly and Company, is marketing Cialis in North America and Europe for the treatment of erectile dysfunction.

ICOS Corporation, a biotechnology company headquartered in Bothell, Washington, is dedicated to bringing innovative therapeutics to patients. ICOS is working to develop treatments for serious unmet medical needs such as benign prostatic hyperplasia, hypertension, pulmonary arterial hypertension, cancer and inflammatory diseases.

Eli Lilly and Company, a leading innovation-driven corporation, is developing a growing portfolio of first-in-class and best-in-class pharmaceutical products by applying the latest research from its own worldwide laboratories and from collaborations with eminent scientific organizations. Headquartered in Indianapolis, Indiana, Lilly provides answers - through medicines and information - for some of the world's most urgent medical needs.


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Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current expectations, estimates and projections about the industry, management beliefs and certain assumptions made by the managements of ICOS and Lilly. Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, competitive, governmental, technological, legal and other factors discussed in the two companies' respective filings with the Securities and Exchange Commission, which may affect the business and prospects of the two companies and Lilly ICOS. Results and the timing and outcome of events may differ materially from those expressed or implied by the forward-looking statements in this press release. More specifically, there can be no assurance that tadalafil will achieve sustained commercial success or that competing products will not pre-empt market opportunities that might exist for the product.

The forward-looking statements contained in this press release represent ICOS' and Lilly's judgments as of the date of this release. Neither ICOS nor Lilly undertake any obligation to update any forward-looking statements.


                       --Selected financial data follows--





















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                                 Lilly ICOS LLC
                 Condensed Consolidated Statements of Operations
                                 (in thousands)
                                   (unaudited)




                                                     Three Months Ended
                                                          March 31,
                                            -----------------------------------
                                                   2006              2005
                                            -----------------   ---------------
Revenue
     Product sales, net                     $        167,274  $        111,194
     Royalties                                        11,088             7,790
                                            ----------------- -----------------
         Total revenue                               178,362           118,984
                                            ----------------- -----------------


Expenses
     Cost of sales                                    13,382             9,752
     Selling, general and administrative              86,517           137,027
     Research and development                         13,502            13,874
                                            ----------------- -----------------
         Total expenses                              113,401           160,653
                                            ----------------- -----------------

Net income (loss)                           $         64,961  $        (41,669)
                                            ================= =================















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

                                                           Lilly ICOS LLC
                                                     SUMMARIZED OPERATING RESULTS
                                                           (in thousands)
                                                            (unaudited)


                                     2006                                            2005
                                ---------------   ------------------------------------------------------------------------------
                                      Q1               Q1             Q2              Q3              Q4             TOTAL
                                ---------------   -------------  -------------   -------------   -------------   ---------------

Revenue:
   Product sales, net:
     United States                    $ 82,537        $ 42,744       $ 71,118        $ 77,438        $ 81,615         $ 272,915
     Europe                             67,586          56,264         60,925          61,992          65,311           244,492
     Canada and Mexico                  17,151          12,186         13,839          14,727          18,575            59,327
                                ---------------   -------------  -------------   -------------   -------------   ---------------
                                       167,274         111,194        145,882         154,157         165,501           576,734
   Royalties                            11,088           7,790          9,010           8,172           8,997            33,969
                                ---------------   -------------  -------------   -------------   -------------   ---------------
                                       178,362         118,984        154,892         162,329         174,498           610,703
                                ---------------   -------------  -------------   -------------   -------------   ---------------
Expenses:
   Cost of sales                        13,382           9,752         11,934          12,378          13,200            47,264
   Selling, general and
    administrative                      86,517         137,027        126,232         112,152          84,416           459,827
   Research and development             13,502          13,874         18,413          18,035          15,494            65,816
                                ---------------   -------------  -------------   -------------   -------------   ---------------
                                       113,401         160,653        156,579         142,565         113,110           572,907
                                ---------------   -------------  -------------   -------------   -------------   ---------------
Net income (loss)                     $ 64,961        $(41,669)      $ (1,687)       $ 19,764        $ 61,388          $ 37,796
                                ===============   =============  =============   =============   =============   ===============







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